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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated June 29, 1998, relating to the consolidated financial statements of InterWorld Corporation, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the period from inception to December 31, 1995 and the two years in the period ended December 31, 1997 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the consolidated financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Financial Data".

PricewaterhouseCoopers LLP
New York, NY
July 22, 1998